SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549

                    SCHEDULE 14A INFORMATION
                         Proxy Statement


(Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                     ATLANTIS PLASTICS, INC.
        (Name of Registrant as specified in its Charter)

                     ATLANTIS PLASTICS, INC.
           (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
     (4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration No.:
     (3)  Filing Parties:
     (4)  Date Filed:

                     ATLANTIS PLASTICS, INC.


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON JUNE 11, 1996



To the shareholders of
  Atlantis Plastics, Inc.


     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of
Shareholders of Atlantis Plastics, Inc., a Florida corporation (the "Company"), will be held at 9:00 a.m., local time, on Tuesday, June 11, 1996, at the Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida, for the following purposes:

     (1) To elect eight members to the Company's Board of Directors to hold office until their terms shall expire or until their successors are duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 19, 1996 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual
Meeting and any adjournments thereof.

     Whether or not you expect to be present please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                              By Order of the Board of Directors,



                              Peter W. Klein
                              Secretary

Miami, Florida
April 25, 1996

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.




                 ANNUAL MEETING OF SHAREHOLDERS

                               OF

                     ATLANTIS PLASTICS, INC.


                         PROXY STATEMENT


             DATE, TIME AND PLACE OF ANNUAL MEETING


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Atlantis Plastics, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Class A Common Stock, par value $0.10 per share (the "Class A Common Stock"), for use at the 1996 Annual Meeting of Shareholders of the Company, to be held on the 11th day of June, 1996, or any adjournment(s) thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting. No proxies will be solicited from the holders of the Company's Class B Common Stock, par value $0.10 per share (the "Class B Common Stock"). The Class B Common Stock is not registered under Section 12 of the Securities Exchange Act of 1934. The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to holders of Class A Common Stock is April 25, 1996. The complete mailing address, including zip code, of the principal executive offices of the Company is 1870 The Exchange, Atlanta, Georgia 30339.


                  INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Secretary of the Company at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. They will receive no compensation therefor in addition to their regular salaries. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing.


                     PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

     1.   The election of eight directors to serve until the next
Annual Meeting of Shareholders or until their successors are duly elected and qualified; and

     2. Such other business as may properly come before the Annual Meeting, including any adjournments thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the election of the two nominees for director named below to be elected by the holders of Class A Common Stock (see "Outstanding Shares and Voting Rights," below), and (b) in favor of all other proposals as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.


              OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors has set the close of business on April 19, 1996 (the "Record Date"), as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date there were 4,238,823 shares of Class A Common Stock and 2,899,977 shares of Class B Common Stock (the Class A Common Stock and Class B Common Stock are collectively referred to as the "Common Stock"), issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval, and vote as a separate class to elect 25 percent of the directors of the Company (rounded up to the next whole number), which presently equates to two directors. Holders of the Class B Common Stock are entitled to 10 votes per share on each matter submitted to shareholders for approval and vote as a separate class to elect 75 percent of the directors (rounded down to the next whole number), which presently equates to six directors.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of each of the Class A Common Stock and the Class B Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. For purposes of electing directors at the Annual Meeting, the two nominees receiving the greatest number of votes of Class A Common Stock voting separately as a class, and the six other nominees receiving the greatest number of votes of Class B Common Stock voting separately as a class, shall be elected as directors. The affirmative vote of a majority of the votes of Class A Common Stock and Class B Common Stock present in person or by proxy at the meeting and voting together as a single class is required for the approval of any other matter that may be submitted to a vote of the shareholders. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.


                       SECURITY OWNERSHIP

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of March 29, 1996 by (a) each person known to the Company to own beneficially more than five percent of either class of the Company's outstanding Common Stock, (b) each director (including nominees) who owns any such shares, (c) each Named Executive Officer who owns any such shares (see "Executive Compensation and Other Information-Summary of Cash and Certain Other Compensation"), and (d) the directors and executive officers of the Company as a group:



[CAPTION]



                                      Class A Common Stock
                                    Beneficially Owned(2)(3)
  Name and Address of
  Beneficial Owner(1)                Shares         Percent

Michael W. Cook Asset Management,
  Inc.(4)                             445,400          10.5%
Triad Capital Fund(5)                 221,353           5.2%
Trivest of Florida, Ltd.(5)             1,279             *
J. Bradley Davis(6)                   243,360           5.7%
Cesar L. Alvarez(7)                     2,000             *
Anthony F. Bova(8)                    105,000           2.4%
Phillip T. George, M.D.(9)(10)        339,122           7.9%
Larry D. Horner(11)                     2,000             *
Charles D. Murphy, III(12)             21,424             *
Earl W. Powell(9)(13)                 261,538           6.0%
Paul Rudovsky(14)                      53,000           1.3%
Chester B. Vanatta(15)                 26,129             *
W. John Buchan(16)                      8,500             *
John A. Geary(17)                       1,560             *
All directors and executive
  officers as a group
  (10 persons)(18)                  1,042,905          22.8%


(continued)



                                      Class B Common Stock
                                      Beneficially Owned(2)
   Name and Address of
   Beneficial Owner(1)               Shares         Percent

Michael W. Cook Asset Management,
  Inc.(4)                                  --             --
Triad Capital Fund(5)               1,333,032          46.0%
Trivest of Florida, Ltd.(5)            12,499              *
J. Bradley Davis(6)                    55,125           1.9%
Cesar L. Alvarez(7)                        --             --
Anthony F. Bova(8)                         --             --
Phillip T. George, M.D.(9)(10)        608,319          21.0%
Larry D. Horner(11)                        --             --
Charles D. Murphy, III(12)             27,562              *
Earl W. Powell(9)(13)                 717,834          23.4%
Paul Rudovsky(14)                          --             --
Chester B. Vanatta(15)                 27,562              *
W. John Buchan(16)                         --             --
John A. Geary(17)                          --             --
All directors and executive
  officers as a group
  (10 persons)(18)                  2,726,808          85.9%


(continued)



  Name and Address of                      Combined Voting Power
  Beneficial Owner(1)                         of Voting Stock

Michael W. Cook Asset Management,
  Inc.(4)                                        1.3%
Triad Capital Fund(5)                           40.8%
Trivest of Florida, Ltd.(5)                         *
J. Bradley Davis(6)                              2.4%
Cesar L. Alvarez(7)                                 *
Anthony F. Bova(8)                                  *
Phillip T. George, M.D.(9)(10)                 18.96%
Larry D. Horner(11)                                 *
Charles D. Murphy, III(12)                          *
Earl W. Powell(9)(13)                           21.2%
Paul Rudovsky(14)                                   *
Chester B. Vanatta(15)                              *
W. John Buchan(16)                                  *
John A. Geary(17)                                   *
All directors and executive
  officers as a group
  (10 persons)(18)                              77.9%

_________________________

 *   Less than 1%
(1) Unless otherwise indicated, the address of each of the beneficial owners identified is 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.
(2) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which the person has the right to acquire within 60 days after such date. For purposes of computing the outstanding shares held by each person named above on a given date, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3) Although each named person is deemed to be the beneficial owner of securities that may be acquired within 60 days through the exercise of exchange or conversion rights, and the Class B Common Stock is immediately convertible into Class A Common Stock on a one-for-one basis, the number of shares set forth opposite each shareholder's name does not include shares of Class A Common Stock issuable upon conversion of Class B Common Stock.
(4) The number of shares of Class A Common Stock indicated includes 445,400 shares directly owned. The address for Michael Cook Asset Management, Inc. is 1613 Winchester Road, Suite 210, Memphis, Tennessee 38116.
(5) Triad Capital Fund is an Illinois limited partnership of which Trivest of Florida, Ltd., a Florida limited partnership ("Trivest of Florida"), is general partner. The general partner of Trivest of Florida is Trivest, Inc., a Delaware corporation ("Trivest") that is owned by Dr. George and Mr. Powell. Blue Sky Partners, a Florida general partnership whose partners are Dr. George and Mr. Powell ("Blue Sky Partners"), and Dr. George are limited partners of Triad Capital Fund. In addition, Blue Sky Partners and Messrs. Powell and George are limited partners of Trivest of Florida.
(6) The number of shares of Class A Common Stock indicated includes 243,360 shares directly owned. The number of shares of Class B Common Stock indicated includes (i) 102,386 shares directly owned; and (ii) 55,125 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan. Mr. Davis' address is 257 East Main Street, Barrington, Illinois 60010.
(7) The number of shares of Class A Common Stock indicated includes 2,000 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan. Mr. Alvarez' address is 1221 Brickell Avenue, Miami, Florida 33131.
(8) The number of shares of Class A Common Stock indicated includes (i) 35,000 shares directly owned; and (ii) 70,000 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan. Mr. Bova's address is 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.
(9) Does not include shares indicated as beneficially owned by Triad Capital Fund or Trivest of Florida. See footnote 5 above.
(10) The number of shares of Class A Common Stock indicated includes (i) 216,367 shares directly owned; (ii) 53,130 shares held of record by Dr. George as custodian for his minor children under the Florida Uniform Gifts to Minors Act, as to which Dr. George disclaims beneficial ownership; (iii) 51,250 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan; and
     (iv) 18,375 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan. The number of shares of Class B Common Stock indicated includes (i) 553,194 shares directly owned; and (ii) 55,125 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan.
(11) The number of shares of Class A Common Stock indicated includes 2,000 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan. Mr. Horner's address is 100 Park Avenue, 28th Floor, New York, New York 10017.
(12) The number of shares of Class A Common Stock indicated includes (i) 1,102 shares directly owned; (ii) 10,250 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Disinterested Directors Stock Option Plan; and (iii) 10,072 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan.
     The number of shares of Class B Common Stock indicated reflects 27,562 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Disinterested Directors Stock Option Plan. Mr. Murphy's address is 4019 Los Arabis Drive, Lafayette, California 94549.
(13) Does not include 110 shares of Class A Common Stock beneficially owned by Mr. Powell's spouse and held by her in an Individual Retirement Account, as to which Mr. Powell disclaims beneficial ownership. The number of shares of Class A Common Stock indicated includes (i) 132,963 shares directly owned; (ii) 48,996 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan; and (iii) 79,579 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan.
     The number of shares of Class B Common Stock indicated includes (i) 552,459 shares directly owned; and (ii) 165,375 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan.
(14) The number of shares of Class A Common Stock indicated includes (i) 38,000 shares directly owned; and (ii) 15,000 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan. Mr. Rudovsky's address is 1870 The Exchange, Atlanta, Georgia 30339.
(15) The number of shares of Class A Common Stock indicated includes (i) 5,807 shares directly owned; (ii) 10,250 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Disinterested Directors Stock Option Plan; and (iii) 10,072 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan.
     The number of shares of Class B Common Stock indicated reflects 27,562 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Disinterested Directors Stock Option Plan. Mr. Vanatta's address is 2251 N. Rampart Blvd. #356, Las Vegas, Nevada 89128.
(16) The number of shares of Class A Common Stock indicated includes (i) 3,000 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan; and (ii) 5,500 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan.
     Mr. Buchan's address is 5706 East 76th Street, Tulsa, Oklahoma
     74136.
(17) The number of shares of Class A Common Stock indicated includes (i) 60 shares directly owned; and (ii) 1,500 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan. Mr. Geary's address is 57850 Tailwind Court, Elkhart, Indiana 46517.
(18) Includes shares owned by Triad Capital Fund and Trivest of Florida as described in footnote 5 above and shares beneficially owned by directors and executive officers, as described in footnotes 7, 8, 10, 11, 12, 13, 14, 15, 16 and 17 above.


                      ELECTION OF DIRECTORS

NOMINEES

     The bylaws of the Company provide that the Board of Directors shall consist of not fewer than two nor more than nine members. The Board of Directors has fixed at eight the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the 1997 Annual Meeting of Shareholders, expected to be held in June 1997, or until his successor has been duly elected and qualified.

     Two directors are to be elected at the Annual Meeting by the holders of Class A Common Stock, voting separately as a class. Messrs. Murphy and Vanatta have been nominated as the directors to be elected by the holders of Class A Common Stock and proxies will be voted for such persons absent contrary instructions. Messrs. Powell, George, Bova, Rudovsky, Horner and Alvarez have been nominated as the directors to be elected by the holders of Class B Common Stock voting separately as a class. Each of the nominees for election as a director of the Company is a current member of the Board of Directors.

     The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship to be elected by the holders of Class A Common Stock is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominee and for such other person as may be designated by the Board of Directors, unless directed by a proxy to do otherwise.


                           MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


[CAPTION]




NAME                    AGE     POSITION(S) HELD WITH THE COMPANY

Earl W. Powell          57      Chairman of the Board
Phillip T. George, M.D  56      Vice Chairman of the Board and
                                Chairman of the Executive
                                Committee of the Board of
                                Directors
Anthony F. Bova         50      President, Chief Executive Officer
                                and Director
Paul Rudovsky            51     Executive Vice President - Finance
                                & Administration, Chief Financial
                                Officer and Director
W. John Buchan           48     Vice President and General
                                Manager, Stretch Film Division
John A. Geary            49     Vice President and General
                                Manager, Profile Extrusion and
                                Injection Molding Divisions
Charles D. Murphy, III   52     Director
Chester B. Vanatta      60      Director
Larry D. Horner         61      Director
Cesar L. Alvarez        48      Director




     MR. POWELL, a cofounder of the Company, has served as Chairman of the Board of the Company since its organization. Mr. Powell also served as Chief Executive Officer of the Company from its organization until February 1995 and served as President from November 1993 to February 1995. Since October 1985, Mr. Powell has served as Chairman of Biscayne Apparel, Inc., an American Stock Exchange company whose principal subsidiaries are engaged in the apparel industry ("Biscayne"). He served as Chief Executive Officer of Biscayne at various times from October 1985 through March 1995. Mr. Powell also serves as (i) President and Chief Executive Officer of Trivest, Inc., a private investment firm formed by Messrs. Powell and George in 1981 that specializes in management services and acquisitions, dispositions and leveraged buyouts ("Trivest"),
(ii) Chairman of the Board of Directors of WinsLoew Furniture, Inc., a NASDAQ NMS company formed in December 1994 by the merger of Winston Furniture Company, Inc. and Loewenstein Furniture Group, Inc., engaged in the manufacture of contract seating, casual and ready-to-assemble furniture ("WinsLoew") and (iii) Chairman of the Board of Directors of ElectroStar, Inc., a NASDAQ NMS Company engaged in the manufacture of printed circuit boards ("ElectroStar"). From 1971 until 1985, Mr. Powell was a partner with KPMG/Peat Marwick, Certified Public Accountants ("Peat Marwick"), where his positions included serving as managing partner of Peat Marwick's Miami office.

     DR. GEORGE, a cofounder of the Company, has served as the Vice Chairman of the Board since the Company's organization and as Chairman of the Executive Committee of the Board of Directors since February 1990. Dr. George also serves as Vice Chairman of
Biscayne's Board of Directors, as a director of WinsLoew and ElectroStar and as Chairman of the Board of Trivest.

     MR. BOVA joined the Company as President, Chief Executive Officer and a director in February 1995. From June 1991 to October 1994, Mr. Bova served as the Senior Vice President and General Manager of Packaging Corporation of America, a manufacturer and distributor of consumer packaging products. From June 1988 to May 1991, Mr. Bova served as Senior Vice President of Avery Dennison Corporation, a producer and distributor of labels, identification systems and office products.

     MR. RUDOVSKY, joined the Company in March 1995 and was appointed a director in November 1995. From October 1992 to August 1993, Mr. Rudovsky served as an independent consultant to Infovest Corporation, a provider of information services to the insurance industry. From October 1985 to March 1992, Mr. Rudovsky was the President and CEO of Rudd Manufacturing Co., Inc., a clothing manufacturer.

     MR. BUCHAN has served as the Vice President and General Manager of the Company's Stretch Film Division since March 1995. Mr. Buchan joined the Company in September 1988 and most recently served as the Business Manager for the Company's Stretch Film Division, with responsibility for its sales and marketing programs. From June 1980 to August 1988, Mr. Buchan served as the President of Sunbelt Freight, Inc., a motor freight company.

     MR. GEARY has served as the Vice President and General Manager of the Company's Profile Extrusion Division since March 1995 and was given responsibility for the Injection Molding Division in November 1995. Mr. Geary joined the Company in October 1994 as the President of the Company's Profile Extrusion Division. From October 1989 to July 1994, Mr. Geary served as the Vice President and General Manager of the plastics division of Aeroquip Corporation.

     MR. MURPHY, appointed a director of the Company in October 1987, is a financial consultant and an Adjunct Professor of finance at the McLaren School of Business of the University of San Francisco. From June 1981 until December 1989, he was an officer of Sutro & Co. Incorporated, an investment banking and securities brokerage firm, and served most recently as Executive Vice President and Director of Corporate Finance for that company.

     MR. VANATTA, appointed a director of the Company in February 1987, is a business consultant. From 1985 until May 1990, he was an Executive in Residence and the Paul J. Adam Distinguished Lecturer for the School of Business at the University of Kansas. Mr. Vanatta was formerly Vice Chairman of Arthur Young & Company (now Ernst & Young), Certified Public Accountants. Mr. Vanatta also serves as a director of Arcadian Corporation, which is the general partner of Arcadian Partners, L.P., a New York Stock Exchange company that manufactures nitrogen based fertilizers and industrial chemicals.

     MR. HORNER, appointed a director of the Company in March 1995, has been the Chairman of the Board of Directors of Pacific USA Holdings Corp, a merchant banking firm, since August 1994. From April 1991 until August 1994, he served as a Managing Director of Arnhold and S. Bleichroeder, Inc. From 1964 until April 1991,
Mr. Horner was a partner with Peat Marwick, where he served as Chairman and Chief Executive Officer from 1984 until his retirement. Mr. Horner also serves as a director of American General Corporation, Phillips Petroleum Company, and First Eagle Fund International. He serves as an advisory director of Charterhouse Group International Limited.

     MR. ALVAREZ, appointed a director of the Company in May 1995, has been a principal shareholder in the law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. and served as the chairman of its corporate, securities and banking department for over five years. Mr. Alvarez also serves as a director of FDP Corp., a provider of software for insurance companies, CompuTrac, Inc., a provider of software for law firms, Texpack, N.V., a paperboard product manufacturer, and Cosmo Communications Corporation, which is engaged in the consumer electronics business.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during 1995 and also took action by written consent. No incumbent director attended fewer than 75 percent of the aggregate of (i) the number of such meetings, and (ii) the number of meetings of committees of the Board of Directors held during 1995.

     The Board of Directors has established four standing committees: (1) the Executive Committee, (2) the Audit Committee,
(3) the Nominating Committee, and (4) the Compensation Committee.

     The Executive Committee has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company and administers the Company's 1987 Disinterested Directors Stock Option Plan. The Executive Committee currently consists of Dr. George (Chairman), Mr. Powell and Mr. Bova. The Executive Committee took certain actions by unanimous written consent during 1995.

     The duties and responsibilities of the Audit Committee include
(a) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, (d) administration of the Company's compliance programs, and (e) having general responsibility for all related auditing matters. The Audit Committee currently consists of Messrs. Vanatta (Chairman), Murphy and Horner. The Audit Committee held three meetings during 1995.

     The Nominating Committee considers and recommends to the Board of Directors a slate of nominees for election as directors of the Company at the annual meeting of the Company's shareholders and, when vacancies occur, candidates for election by the Board of Directors. In addition, the Nominating Committee from time to time evaluates the size and composition of the Board of Directors and makes recommendations to the Board of Directors with respect thereto. Although the Nominating Committee does not solicit suggestions for nominees, the committee will consider nominees recommended by security holders if such recommendations are accompanied by biographical data and sent to the Company's Secretary. The Nominating Committee currently consists of Mr. Powell (Chairman), Dr. George and Mr. Horner. The Nominating Committee took action by written consent during 1995.

     The Compensation Committee is responsible for setting and administering policies that govern annual compensation of the Company's executive officers. The Compensation Committee has the exclusive power and authority to make compensation decisions affecting Mr. Powell, Dr. George, Mr. Bova and Trivest and makes recommendations to the Board of Directors on compensation matters affecting the Company's other executive officers. The Compensation Committee also administers the Company's 1987 Stock Option Plan and Amended and Restated 1990 Stock Option Plan. The Compensation Committee currently consists of Messrs. Alvarez (Chairman) and Horner. The Compensation Committee held two meetings and took action by written consent during 1995.


          EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the fiscal years ended December 31, 1993, 1994 and 1995 to or on behalf of the Company's Chief Executive Officer and the other persons who served as executive officers of the Company on December 31, 1995 and whose total annual salary and bonus was $100,000 or more (the "Named Executive Officers"):


                   SUMMARY COMPENSATION TABLE

[CAPTION]


                               Annual Compensation

                                                  Other
Name and                                         Annual
Principal                    Salary     Bonus    Compen-
Position             Year      ($)       ($)     sation

Earl W. Powell       1995  $436,331   $ -          -
 Chairman of the     1994   418,000     -          -
 Board(1)            1993   407,452   175,000(2)   -

Phillip T. George,   1995  $127,083  $   -         -
 M.D.
 Chairman of the     1994   127,000      -         -
 Executive
 Committee           1993   122,236    50,000(2)   -

Anthony F. Bova      1995  $263,850   $   -    $126,664(4)
 President & Chief
 Executive Officer

Paul Rudovsky        1995  $145,865   $    -    $92,716(5)
 Executive Vice
 President and
 Chief Financial
 Officer

W. John Buchan       1995  $101,631   $    -        -
 Vice President

John A. Geary        1995  $104,520   $22,162       -
 Vice President


(continued)

                        Long-Term Compensation
                    Awards         Payouts
                                   LTIP           All Other
                                   Payouts        Compen-
                    Options(#)     ($)            sation

Earl W. Powell         -             -          $ 7,200(3)
 Chairman of the     25,000 Shares   -           15,000(3)
 Board(1)            27,625 Shares   -            8,302(3)

Phillip T. George,     -             -          $ 2,700(3)
 M.D.
 Chairman of the     12,500 Shares   -           15,000(3)
 Executive            7,625 Shares   -            3,302(3)
 Committee

Anthony F. Bova     350,000 Shares   -           $  -
 President &
 Chief Executive
 Officer

Paul Rudovsky        75,000 Shares   -           $  -
 Executive Vice
 President and
 Chief Financial
 Officer

W. John Buchan       15,000 Shares   -          $ 3,049(6)
 Vice President

John A. Geary        7,500 Shares    -          $11,427(7)
 Vice President



_________________________

(1) Mr. Powell resigned as President and Chief Executive Officer of the Company in February 1995, but continues to serve as Chairman of the Board.
(2) Represents a discretionary bonus paid by the Company to the executive for negotiating favorable settlements in 1992 and 1993 of litigation with Mobil Oil Corporation, Ameriwood Industries International Corporation and Charter-Crellin, Inc.
(3) Represents Company reimbursements for amounts contributed by Trivest on behalf of the executive to the TANA Money Purchase Pension Plan and Trust, a retirement plan that covers certain employees of Trivest.
(4) Includes (i) $53,428 for relocation and temporary living expenses incurred in connection with the commencement of Mr. Bova's employment with the Company, (ii) $37,266 to reimburse Mr. Bova for taxes due in connection with certain of the payments described in the preceding clause (i), (iii) $35,000 for the purchase of a car, and (iv) $970 for other perquisites.
(5) Includes (i) $41,160 for relocation and temporary living expenses incurred in connection with the commencement of Mr. Rudovsky's employment with the Company, (ii) $21,138 to reimburse Mr. Rudovsky for taxes due in connection with certain of the payments described in the preceding clause (i),
     (iii) $28,800 for country club initiation fees, and
     (iv) $1,618 for other perquisites.
(6)  Reflects a matching contribution to the Company's 401(k) Plan.
(7) Reflects contributions by Pierce Plastics, Inc. (a subsidiary of the Company) to its profit sharing plan.






































STOCK OPTION GRANTS

     The following table sets forth information concerning the grant of stock options to the Named Executive Officers in 1995 under the Company's Amended and Restated 1990 Stock Option Plan and the Company's 1987 Stock Option Plan. The Company did not grant any stock appreciation rights in 1995.


                OPTION GRANTS IN LAST FISCAL YEAR

[CAPTION]



                                 Individual Grants

                                % of Total Options
                                    Granted to       Exercise or
                Options Granted    Employees in      Base Price
Name                (#)(2)        Fiscal Year(3)      ($/Sh)(4)

Anthony F. Bova   150,000 Shares       31.0%            $5.875
Anthony F. Bova   100,000 Shares       21.0%             8.875
Anthony F. Bova   100,000 Shares       21.0%            11.875
Paul Rudovsky      75,000 Shares       16.0%             6.25
W. John Buchan     15,000 Shares        3.1%             7.25
John A. Geary       7,500 Shares        1.6%             7.25

(continued)



                               Potential Realizable
                                 Value at Assumed
                                  Annual Rates of
                                    Stock Price
                                 Appreciation for
                                  Option Term(1)

                  Expiration
                     Date              5%($)           10%($)

Anthony F. Bova    2/1/05        $554,213       $1,404,485
Anthony F. Bova    2/1/05          69,490          636,350
Anthony F. Bova    2/1/05              --          336,350
Paul Rudovsky      3/6/05         294,794          747,067
W. John Buchan    5/19/05          68,394          173,321
John A. Geary     5/19/05          34,197           86,660



_________________________

(1) Based on assumed annual rates of stock price appreciation from the closing price of the Company's Class A Common Stock on the date of grant. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Class A Common Stock and overall stock market conditions.
(2) The options become exercisable for 20% of the shares on the first anniversary of the date of grant and for the balance in equal annual installments over the four-year period thereafter, so long as employment with the Company or one of its subsidiaries continues. To the extent not already exercisable, the options generally become fully exercisable upon liquidation or dissolution of the Company, a sale or other disposition of all or substantially all of the Company's assets, or a merger or consolidation pursuant to which either (i) the Company does not survive, or (ii) ownership of more than 49% of the voting power of the Company's voting stock is transferred. In addition, the Compensation Committee of the Board of Directors may, in its discretion, accelerate the date on which any option may be exercised, and may accelerate the vesting of any shares subject to any option.
(3) Options for a total of 500,500 shares of the Class A Common Stock were granted in 1995. Of such amount, options for 20,000 shares were granted to non-employee directors.The percentage shown in this column represents the percentage arrived at by dividing the number of options granted to the Named Executive Officer divided by the total number of options (480,500) granted to employees.
(4) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the date of exercise, or by the optionee's promissory note. The Compensation Committee may also assist an optionee in paying the exercise price of an option, as well as any tax liability of the optionee attributable to such exercise, by (i) authorizing a loan from the Company to the optionee, or (ii) guaranteeing a loan from a third party to the optionee.

























STOCK OPTION EXERCISES AND FISCAL YEAR-END HOLDINGS

OPTION EXERCISES AND YEAR-END VALUE TABLE

      No Named Executive Officer exercised stock options during the fiscal year ended December 31, 1995. The following table sets forth information, with respect to the Named Executive Officers, concerning unexercised options held by them as of the end of such fiscal year:

[CAPTION]



         Aggregated Option Exercises in Last Fiscal Year, and
                     Fiscal Year-End Option Value

                   Number of Unexercised Options at
                         December 31, 1995(#)
Name              Exercisable(2)       Unexercisable

Earl W. Powell         278,425               46,575
Phillip T. George      118,525               18,975
Anthony F. Bova         70,000              280,000
Paul Rudovsky                0               75,000
W. John Buchan           2,500               22,500
John A. Geary                0                7,500

(continued)


             Value of Unexercised In-the-Money Options at
                        December 31, 1995($)(1)
Name              Exercisable(2)       Unexercisable

Earl W. Powell        $414,233              $23,750
Phillip T. George      174,165               10,450
Anthony F. Bova              0                    0
Paul Rudovsky                0                    0
W. John Buchan               0                    0
John A. Geary                0                    0


_________________________

(1) The closing sales price for the Company's Common Stock as reported by the American Stock Exchange on December 31, 1995 was $5.25. Value is calculated by multiplying (a) the positive difference, if any, between $5.25 and the option exercise price by (b) the number of shares of Common Stock underlying the option.
(2) In the case of Messrs. Powell and George, includes options to purchase shares of Class B Common Stock, which are immediately convertible into Class A Common Stock on a one-for-one basis. Value of Unexercised In-the-Money Options at December 31, 1995 assumes conversion of shares of Class B Common Stock subject to such options into shares of Class A Common Stock.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Effective January 1, 1990, the Company entered into an amended and restated employment agreement with Mr. Powell, expiring December 31, 1997, pursuant to which Mr. Powell was employed as the Company's Chief Executive Officer. By mutual agreement of the Company (acting through the Compensation Committee of the Board of Directors) and Mr. Powell, the employment agreement was modified effective as of February 1, 1995, to provide that Mr. Powell shall render services as the Company's Chairman of the Board and, in connection therewith, is required to devote only so much of his time and efforts as he reasonably deems necessary for the performance of his duties thereunder. In 1995, Mr. Powell received an annual base salary of $436,331, which is adjusted annually for cost of living increases. The employment agreement generally provides that Mr. Powell will continue to receive his salary for the remaining term of the agreement if his employment is terminated for any reason other than for cause (as defined), including disability and a termination of the Company's management agreement with Trivest. See "Certain Transactions-Management Agreement."

     Effective January 1, 1990, the Company entered into an employment agreement with Dr. George. Pursuant to the agreement, Dr. George is to be employed through December 31, 1997 as the Chairman of the Executive Committee of the Company's Board of Directors. In 1995, Dr. George received an annual base salary of $127,083, which is adjusted annually for cost of living increases. The employment agreement generally provides that Dr. George will continue to receive his salary for the remaining term of the agreement if his employment is terminated for any reason other than for cause (as defined), including disability and a termination of the Company's management agreement with Trivest.

     Anthony F. Bova was named President and Chief Executive Officer of the Company in February 1995 and Paul Rudovsky was named Executive Vice President and Chief Financial Officer of the Company in March 1995. The Company has entered into five-year employment agreements with Messrs. Bova and Rudovsky, the terms of which include (in addition to provisions for the base salaries described in the preceding Summary Compensation Table and certain customary benefits) annual performance-based cash bonuses tied to incremental increases in the Company's earnings per share (as adjusted pursuant to the agreements).

     Each of the Named Executive Officers holds options to purchase Common Stock granted under the Company's 1987 Stock Option Plan and the Company's Amended and Restated 1990 Stock Option Plan. To the extent not already exercisable, such options generally become exercisable upon liquidation or dissolution of the Company, a sale or other disposition of all or substantially all of the Company's assets, or a merger or consolidation pursuant to which either (i) the Company does not survive, or (ii) ownership of more than 49% of the voting power of the Company's voting stock is transferred. In addition, the Compensation Committee of the Board of Directors has the discretion to grant "limited stock appreciation rights" with respect to such options granted under the 1987 Stock Option Plan, pursuant to which, in the event of any tender offer or exchange offer by a third party for more than 20% of the Company's outstanding Common Stock, the options will automatically be canceled in return for cash payment to the optionee in an amount equal to the difference between the highest price paid per share by the acquiror in such transaction and the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Alvarez has served as Chairman of the Compensation Committee since being appointed a director in May 1995. Mr. Alvarez is a principal shareholder of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., which serves as the Company's principal outside counsel and receives customary fees for legal services.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under rules established by the Securities and Exchange Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.

     Anthony F. Bova was named President and Chief Executive Officer of the Company in February 1995. The Compensation Committee approved the Company's execution of a five-year employment agreement with Mr. Bova, the terms of which include a base salary which the Committee believed to be consistent with industry parameters, customary benefits and annual performance-based cash bonuses tied to incremental increases in the Company's earnings per share. In addition, upon execution of such employment agreement, the Compensation Committee approved grants of stock options to Mr. Bova under the Company's stock option plans. The per share exercise price for approximately 43% of the aggregate number of option shares granted to Mr. Bova was set at the fair market value of the Company's Class A Common Stock on the date of grant, the per share exercise price for one-half of the remaining option shares was set at $3 above such fair market value and the per share exercise price for the remaining option shares was set at $6 above such fair market value. The Compensation Committee believes that this approach provides appropriate incentives for continued stock appreciation. Based on the terms of his employment agreement, Mr. Bova did not receive an incentive bonus for 1995. In February 1996, the Compensation Committee modified his bonus formula for 1996 to take into account the fact that the contract term requiring a "percentage" increase in earnings to trigger a bonus did not contemplate a "loss year". Accordingly, the Committee approved a revised 1996 bonus arrangement pursuant to which Mr. Bova may receive a bonus, the specific amount of which will be based upon the achievement of certain target earnings per share thresholds.

     Mr. Powell, the Company's Chairman of the Board and Chief Executive Officer until February 1995, receives compensation pursuant to an employment agreement in effect since 1990. See "Employment Contracts and Termination of Employment Arrangements." Effective February 1995, and in connection with the Board's desire to engage Mr. Bova as Chief Executive Officer, the Compensation Committee approved a modification of Mr. Powell's agreement to provide for his engagement as Chairman and to provide that he would no longer be required to devote substantially full time and attention to the Company's affairs. However, the Company anticipates that Mr. Powell will continue to devote significant time to the Company and, accordingly, there was no reduction of Mr. Powell's compensation. Moreover, Mr. Powell beneficially owns a substantial number of shares of the Company's outstanding Common Stock (see "Security Ownership"). The Compensation Committee believes that this long-term stock ownership position has provided (and should continue to provide) an incentive to Mr. Powell to maximize the value of the Company's stock and, therefore, has created a strong linkage between the interests of Mr. Powell and the interests of the Company's shareholders.

     The Compensation Committee's general philosophy with respect to the compensation of the Company's other executive officers has been to recommend competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance. Consistent with such philosophy, the Compensation Committee recommended approval of Mr. Rudovsky's employment agreement, which includes base salary and incentive bonus arrangements comparable to those established for Mr. Bova (as revised in February 1996 as described above). In addition, the Company maintains stock option plans which are designed to attract and retain executive officers and other employees of the Company and its subsidiaries and to reward them for delivering long-term value to the Company. Pursuant to these plans, in 1995 the Compensation Committee approved fair market value option grants for each of Messrs. Rudovsky, Buchan and Geary. The Compensation Committee believes that the number of shares covered by such grants reflects competitive practices for companies with similar market capitalizations as the Company. The Compensation Committee did not recommend any discretionary bonuses for 1995, primarily as a result of the Company's financial results.

     Trivest provides management services to the Company and its subsidiaries and receives compensation from the Company pursuant to the terms of a management agreement in effect since the Company's organization. Mr. Powell serves as the President and Chief Executive Officer of Trivest and Dr. George serves as the Chairman of the Board of Directors of Trivest. See "Certain Transactions-Management Agreement."


                    Cesar L. Alvarez
                    Larry D. Horner













































Performance Graph

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock against the cumulative total return of the Russell 2000 Index and a group consisting of the Company and six other publicly traded plastics companies selected by the Company (collectively, the "Peer Group") for the last five fiscal years. A list of the companies included in the Peer Group follows the graph below


        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG ATLANTIS PLASTICS, INC., THE RUSSELL 2000 INDEX
                        AND A PEER GROUP




















[CAPTION]


                     12/90 12/91 12/92 12/93 12/94 12/95
 Atlantis Plastics,
   Inc.              100     75   390   460  488    433
 Peer Group          100    144   176   179  194    210
 Russell 2000        100    146   173   206  202    260


Peer Group:  AEP Industries, Inc., Atlantis Plastics, Inc., Bemis
             Co., Blessings Corp., Portage Industries Corp.,
             Spartech Corp.



* $100 invested on 12/31/90 in stock or index - including reinvestment of dividends.
   Fiscal year ending December 31.



DIRECTOR COMPENSATION

     The Company pays each director other than Messrs. Powell and George an annual retainer of $14,000, payable quarterly, and a $750 fee for each meeting of the Board attended. In addition, members of the Audit Committee and the Compensation Committee receive a fee for attendance at each committee meeting. If the meeting is held on the same day as a meeting of the Board of Directors, the fee is $300; if not, the fee is $600. The Company also reimburses all directors for their expenses in connection with their activities as directors of the Company.

     Each of the Company's non-employee directors participates in the Company's 1987 Disinterested Directors Stock Option Plan, the 1987 Stock Option Plan and the Company's Amended and Restated 1990 Stock Option Plan. Mr. Horner received an option for 10,000 shares of the Company's Class A Common Stock on March 3, 1995 under the Amended and Restated 1990 Stock Option Plan and Mr. Alvarez received an option for 10,000 shares of the Company's Class A Common Stock on May 19, 1995 under the 1987 Stock Option Plan.
Such options (which were granted at an exercise price equal to the fair market value of the Company's Class A Common Stock on the date of grant) become exercisable for 20% of the shares on the first anniversary of the date of grant and for the balance in equal annual installments over the four-year period thereafter, so long as such person continues to serve as a director of the Company.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF
1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Class A Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Class A Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ending December 31, 1995.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Management Agreement. Trivest has rendered consulting, financial and management services to the Company, including advice and assistance with respect to acquisitions, divestitures and refinancings, since the Company's organization. Pursuant to its Management Agreement with the Company expiring December 31, 1997 (the "Management Agreement"), Trivest has agreed to provide its corporate finance, strategic planning and other management expertise to the Company and its subsidiaries and, in connection therewith, to identify suitable acquisition and investment opportunities in the plastics industry. Trivest has also agreed that neither it nor any of its affiliates (other than the Company) will invest in, acquire, manage or otherwise provide services with respect to any entity principally engaged in the plastics industry (or any other industry designated by the Company's Board of Directors so long as Trivest has no management, acquisition or other commitment or interest with respect to such designated industry), unless specifically approved by the Company's Board, including a majority of independent directors.

     In 1995, the Management Agreement provided for annual base compensation of $478,372, which is adjusted annually to reflect cost of living increases. Pursuant to the Management Agreement, for each additional business operation acquired by the Company or its subsidiaries, Trivest's annual base compensation will generally be increased by the greater of (i) $100,000, or (ii) the sum of 5% of the additional business's projected annual earnings before income taxes and interest expense ("EBIT") for the fiscal year in which it is acquired up to $2,000,000 of EBIT, plus 3.5% of EBIT in excess of $2,000,000.

     In addition, pursuant to the Management Agreement, for each acquisition or disposition of any business operation of the Company or its subsidiaries introduced or negotiated by Trivest, Trivest will generally receive a fee of up to 3% of the purchase price. However, if the Company engages another financial adviser to provide services in connection with such an acquisition or disposition, Trivest's fee may be reduced to an amount (determined in good faith by the Company's Board of Directors) that reflects Trivest's relative contribution. No transaction fees were paid to Trivest during 1995.

     The Company believes that the terms of the Management
Agreement were on terms no less favorable to the Company than those available from unaffiliated third parties.

     Trivest Legal Department. Trivest maintains an internal legal department, headed by Peter W. Klein. The Trivest legal department accounts for its time on an hourly basis and bills Trivest and its affiliates, including the Company, for services rendered at prevailing rates. In 1995, the Company paid Trivest $159,900 for services rendered by the Trivest legal department. The Company believes that the fees charged by the Trivest legal department in 1995 were no less favorable to the Company than fees charged by unaffiliated third parties for similar services.

     Insurance Services. From 1986 until February 1995, DGP Insurance Agency, Inc. ("DGP"), a risk manager and insurance consultant, provided insurance services to the Company, including analysis of available insurance coverages and the negotiation of premiums. Messrs. George and Powell own all of the capital stock of DGP, which is managed by an established unrelated insurance broker. DGP provides services exclusively to affiliates of Messrs. George and Powell, including the Company. For such services, DGP receives 50 percent of the commissions received by the unrelated insurance broker in connection with policies written. DGP received approximately $11,494 in commissions from the Company's insurance premiums in 1995. Management believes that the insurance coverage obtained through DGP was on terms no less favorable to the Company than that available from unaffiliated third parties.

     Shared Expenses. Since April 1985, the Company has shared office space with other Miami-based entities affiliated with Trivest. The cost of such office space, together with the compensation of certain Trivest employees and certain other general and administrative expenses, are allocated among the Company and these companies. The Company's share of such allocations is generally based on an internal analysis of the relative amount of time devoted to the affairs of the Company and other Trivest affiliates by various individuals with office space and overhead charges attributable to such persons being allocated on a proportionate basis. The allocations are reviewed by and subject to the approval of the Audit Committee of the Company's Board of Directors. During 1995, the Company paid an aggregate of approximately $356,778 of such shared office space and general and administrative expenses. Management believes that such charges to the Company for office space and other general and administrative services were no less favorable to the Company than that available from unaffiliated third parties.


        RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountant for the year ended December 31, 1995 was and for 1996 will be the firm of Coopers & Lybrand L.L.P. It is expected that one or more representatives of such firm will attend the Annual Meeting and be available to respond to any questions. These representatives will be given an opportunity to make statements at the Annual Meeting if they so desire.









                         OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

          INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be presented at the 1997 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices on or before December 23, 1996.


                              By Order Of The Board Of Directors



                              Peter W. Klein
                              Secretary

Miami, Florida
April 25, 1996




























                          FORM OF PROXY


                     ATLANTIS PLASTICS, INC.
            THIS PROXY IS SOLICITED ON BEHALF OF THE
                BOARD OF DIRECTORS OF THE COMPANY

                      Class A Common Stock



     The undersigned, a holder of Class A Common Stock, par value $.10 per share ("Class A Common Stock"), of ATLANTIS PLASTICS, INC., a Florida corporation (the "Company"), hereby appoints Earl
W. Powell and Phillip T. George, M.D., and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Class A Common Stock held of record by the undersigned at the close of business on April 19, 1996 at the Annual Meeting of Shareholders of the Company to be held at the Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida, on June 11, 1996 at 9:00 a.m., local time, and at any adjournments thereof.

     The Board of Directors unanimously recommends a vote FOR the election of directors.

1.   Election of Charles D. Murphy, III and Chester B. Vanatta as
     Directors by holders of the Company's Class A Common Stock.

[ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any).

[  ] VOTE WITHHELD from all nominees.


2. Upon such other matters as may properly come before such Annual Meeting or any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.


                       (See reverse side)







                   (Continued from other side)


     The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 1996 Annual Meeting and (2) the Proxy
Statement.


Dated: ____________________, 1996



_________________________________
(Signature)


_________________________________
(Signature if held jointly)


IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE
ENVELOPE PROVIDED.  NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED
STATES.